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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-83768 and 333-78925 of Boyd Bros. Transportation Inc. and subsidiary on Form S-8 of our reports dated February 4, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Boyd Bros. Transportation Inc. and subsidiary for the year ended December 31, 1999.



Birmingham, Alabama
March 27, 2000